UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2021

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 22, 2021, Blueprint Medicines Corporation (the “Company”) entered into employment agreement amendments with its chief executive officer (principal executive officer), chief financial officer (principal financial officer), other named executive officers and other officers of the Company, which were approved by the Compensation Committee of the Board of Directors of the Company. The changes contained in the amendments are consistent with the Company’s industry peer group and were recommended to the Compensation Committee by Radford, its independent compensation consultant.

The amendment to Jeffrey W. Albers’ employment agreement (the “CEO Amendment”) revises the terms related to termination benefits upon a change in control. Under the CEO Amendment, in the event that Mr. Albers’ employment is terminated by the Company without cause (as defined in Mr. Albers’ existing employment agreement), or Mr. Albers terminates his employment with the Company for good reason (as defined in Mr. Albers’ existing employment agreement), in either case within 12 months following the occurrence of a sale event (as defined in Mr. Albers’ existing employment agreement), subject to Mr. Albers’ execution of a release of potential claims against the Company, he will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) two (2) times his base salary then in effect plus (B) two (2) times his target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 24 months for medical and dental benefits or Mr. Albers’ COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Mr. Albers.

The amendments to the employment agreements with the named executive officers and officers of the Company other than Mr. Albers (the “Non-CEO Amendments”), revise the terms related to termination benefits upon a change in control. Under the Non-CEO Amendments, in the event that the executive’s employment is terminated by the Company without cause (as defined in the existing employment agreements), or the executive terminates his or her employment with the Company for good reason (as defined in the existing employment agreements), in either case within 12 months following the occurrence of a sale event (as defined in the existing employment agreements), subject to the executive’s execution of a release of potential claims against the Company, the executive will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) one and one-half (1.5) times the executive base salary then in effect plus (B) one and one-half (1.5) times the executive’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 18 months for medical and dental benefits or the executive’s  COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by the executive.

The foregoing description of the CEO Amendment and the Non-CEO Amendments are qualified in their entirety by reference to the complete text of each such agreement, copies of which are attached as Exhibits 10.1-10.11 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Jeffrey W. Albers
10.2	Second Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Michael Landsittel
10.3	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Fouad Namouni
10.4	Second Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Kathryn Haviland
10.5	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Tracey L. McCain
10.6	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Christina Rossi
10.7	First Amendment to Amended and Restated Employment Agreement, dated December 22, 2021, by and between the Registrant and Becker Hewes
10.8	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Christopher Murray
10.9	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Percy H. Carter
10.10	Second Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Debra Durso-Bumpus
10.11	First Amendment to Employment Agreement, dated December 22, 2021, by and between the Registrant and Ariel Hurley
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: December 23, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

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